                     Trading Symbols (LMD:TSX V; LNGMF:OTC BB)

151 Bloor St West                                       Kenzo Oriental Tower 11K

Suite 703                                                        48 Dongzhimenwai Dajie

Toronto, Ontario                                                    Dongcheng District

Canada M5S 1S4                                                 Beijing 100027 China

Tel :  +1.416.927.7000                                  Tel:  +011.8610.5160.0689

Fax : +1.416.927.1222                                 Fax:  +011.8610.5160.0788

                                       www.lingomedia.com

PRESS RELEASE	FOR IMMEDIATE RELEASE

LINGO MEDIA APPOINTS NEW VP TO LEAD OPERATIONS IN CHINA

Toronto, Canada, July 13, 2006 - Lingo Media Inc. (TSX-V: LMD; OTC BB: LNGMF) (“Lingo Media” or the “Company”) is pleased to announce the appointment of Michael Williams as the Vice President of Lingo Media’s China Operations.

Prior to this appointment, Mr. Williams was directing a large multinational team at the leading English education and training institute in China.  He worked as an investment broker at a nationally registered securities broker-dealer firm in the United States, Charles Schwab & Co, while he earned his MBA at Arizona State University.  During the past five years, he has been working in China as a project manager and as a consultant in several different industries including education, international taxation and banking.

“Michael Williams brings a solid foundation in Western business practices along with hands on operating experience in the English language training sector in China”, said Michael Kraft, President & CEO of Lingo Media. “We look forward to his input and direction as we advance our China Expansion Plan by moving into newspaper and magazine co-publishing and distribution.  We welcome Michael into his new role as a key member of our team”.

Lingo Media announces that certain members of its senior management team intend to purchase on the open market, shares of the Company's publicly traded common stock, based on their assessment of prevailing market prices.  Whether any such purchases are made, and the number of shares purchased, will depend upon the availability of shares at acceptable market prices. All trades will comply with Lingo Media’s insider trading policy and insiders will file the necessary insider reports as purchases may be completed.

About Lingo Media

Lingo Media is a leading publisher of English language learning programs in China. The Company incorporates print, audio/video cassette and CD-based products for students and teachers from pre-school through university. Founded in 1996, Lingo Media has an established presence in the Chinese educational market of more than 200 million English language students.  To date, over 100 million units from Lingo Media's library of more than 285 program titles have been published and sold in China.  While Lingo Media remains focused on its royalty-based educational publishing business, it is advancing its China Expansion Plan to establish itself as a distributor of educational print media including books, newspapers and magazines in China.

For further information, contact:

Lingo Media

Lingo Media, Beijing Office

Michael Kraft, President & CEO

Michael Williams

Tel: (416) 927-7000, ext. 23

VP Operations, China

Toll Free Tel: (866) 927-7011

Tel:  (+86 10) 5160 0689

Fax: (416) 927-1222

                          Fax: (+86 10) 5160 0788

Email: investor@lingomedia.com

Email: mwilliams@lingomedia.com

To learn more, visit www.lingomedia.com

Portions of this press release include "forward-looking statements", which may be understood as any statement other than a statement of historical fact.  Forward-looking statements contained in this press release are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances.  Actual results may vary materially from management's expectations and projections expressed in this press release.  Certain factors that can affect the Company's ability to achieve projected results are described in the Company's Annual Report 20-F and other reports filed with the Securities and Exchange Commission.

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